Washington Federal, Inc.
425 Pike Street
Seattle, WA 98101

Contact:  Cathy Cooper
(206) 777-8246

Friday, January 12, 2007
FOR IMMEDIATE RELEASE


Washington Federal Reports 1st Quarter Results


SEATTLE - Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal Savings, today announced earnings of $33,384,000 or $.38 per diluted share for the quarter ended December 31, 2006, compared to 36,146,000 or $.41 per diluted share for the same period one year ago, a 7.3% decrease in earnings per share.

Washington Federal's total assets amounted to $9,150,828,000 as of December 31, 2006, a 10.2% increase from December 31, 2005. Net loans outstanding increased to $7,246,311,000 as of December 31, 2006, a 15.7% increase from one year ago. Non-performing assets amounted to only 0.08% of total assets at quarter-end. The Company's efficiency ratio of 21.29% for the quarter remains among the lowest in the industry. The quarter produced a return on assets of 1.47%, while return on equity amounted to 10.50%.

Chairman, President and Chief Executive Officer Roy M. Whitehead commented, "Reduced earnings are attributible to a decline in net interest spread to 2.09% during the quarter, which approached the company's all-time low of 2.00% experienced in December 2000, as prior increases by the Federal Reserve in short-term interest rates continued to pass through to our funding costs during the quarter. This is a normal, yet challenging, part of the interest rate cycle."

On January 12, 2007, Washington Federal will pay a cash dividend of $.205 per share to common stockholders of record on December 29, 2006. This will be the Company's 96th consecutive quarterly cash dividend.

On October 10, 2006, Washington Federal announced the signing of a definitive merger agreement to acquire First Federal Banc of the Southwest, Inc. ("First Federal"). First Federal is headquartered in Roswell, New Mexico with 13 branches in New Mexico and 2 branches in El Paso, Texas. First Federal reported total assets of $547 million, total deposits of $377 million and total stockholders' equity of $54 million as of September 30, 2006. The transaction is expected to close in the first calendar quarter of 2007.

During the first quarter the Company opened a new branch location in Denton, Texas. The Company now has four locations in Texas.

The Company's Annual Meeting of Stockholders will be held at 2 p.m. on January 25, 2007, at the Westin Hotel in Seattle, Washington.

Washington Federal Savings, with headquarters in Seattle, Washington, has 124 offices in seven western states.

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)


                                                                        December 31, 2006     September 30, 2006
                                                                        -----------------     ------------------
                                                                          (In thousands, except per share data)

ASSETS
Cash and cash equivalents..........................................         $    58,029          $     45,722
Available-for-sale securities, including mortgage-backed
   securities of $1,192,222........................................           1,385,787             1,451,038
Held-to-maturity securities, including mortgage-backed
   securities of $144,519..........................................             152,640               184,928
Loans receivable, net..............................................           7,246,311             7,078,443
Interest receivable................................................              42,139                42,304
Premises and equipment, net........................................              61,350                62,159
Real estate held for sale..........................................               4,391                 3,903
FHLB stock.........................................................             129,453               129,453
Intangible assets, net.............................................              56,040                56,259
Other assets.......................................................              14,688                14,811
                                                                            -----------           -----------
                                                                            $ 9,150,828           $ 9,069,020
                                                                            ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Customer accounts
   Savings and demand accounts.....................................         $ 5,334,099           $ 5,285,708
   Repurchase agreements with customers............................              23,939                26,018
                                                                            -----------           -----------
                                                                              5,358,038             5,311,726
FHLB advances......................................................           1,500,000             1,500,000
Other borrowings...................................................             890,000               870,000
Advance payments by borrowers for taxes and insurance..............              13,705                29,505
Federal and state income taxes.....................................              58,202                39,667
Accrued expenses and other liabilities.............................              51,294                55,402
                                                                            -----------           -----------
                                                                              7,871,239             7,806,300
STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 300,000,000 shares authorized;
   104,562,903 and 104,467,245 shares issued; 87,434,482
   and 87,338,824 shares outstanding...............................             104,563               104,467
Paid-in capital....................................................           1,247,040             1,246,025
Accumulated other comprehensive loss, net of taxes.................              (5,696)               (5,975)
Treasury stock, at cost; 17,128,421 shares.........................            (204,930)             (204,930)
Retained earnings..................................................             138,612               123,133
                                                                            -----------           -----------
                                                                              1,279,589             1,262,720
                                                                            -----------           -----------
                                                                            $ 9,150,828           $ 9,069,020
                                                                            ===========           ===========

CONSOLIDATED FINANCIAL HIGHLIGHTS
Stockholders' equity per share.....................................         $     14.63           $     14.46
Stockholders' equity to total assets...............................               13.98%                13.92%
Weighted average rates at period end
  Loans and mortgage-backed securities*............................                6.67%                 6.48%
  Investment securities**..........................................                4.35                  4.10
  Combined loans, mortgage-backed securities
     and investment securities.....................................                6.43                  6.38
  Customer accounts................................................                4.26                  4.05
  Borrowings.......................................................                4.53                  4.55
  Combined cost of customer accounts and borrowings................                4.34                  4.20
  Interest rate spread.............................................                2.09                  2.18

* Includes securitized assets subject to repurchase
**Includes municipal bonds at tax equivalent yields and cash equivalents

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                Quarter Ended December 31,
                                                                --------------------------
                                                                  2006             2005
                                                                --------         --------
                                                           (In thousands, except per share data)
INTEREST INCOME
Loans.......................................................   $ 123,175        $ 102,405
Mortgage-backed securities..................................      19,075           14,368
Investment securities and cash equivalents..................       3,226            7,789
                                                                --------         --------
                                                                 145,476          124,562

INTEREST EXPENSE
Customer accounts...........................................      55,949           38,850
FHLB advances and other borrowings..........................      27,138           21,650
                                                                --------         --------
                                                                  83,087           60,500
                                                                --------         --------
NET INTEREST INCOME.........................................      62,389           64,062
Provision for loan losses...................................          50                -
                                                                --------         --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........      62,339           64,062

OTHER INCOME
Gain on sale of securities, net.............................           -                -
Other.......................................................       3,134            3,391
                                                                --------         --------
                                                                   3,134            3,391

OTHER EXPENSE
Compensation and fringe benefits............................       9,535            8,235
Occupancy...................................................       1,960            1,912
Other.......................................................       2,456            2,522
                                                                --------         --------
                                                                  13,951           12,669
Gain on real estate acquired through foreclosure, net.......         236              139
                                                                --------         --------
INCOME BEFORE INCOME TAXES..................................      51,758           54,923
Income taxes................................................      18,374           18,777
                                                                --------         --------
NET INCOME..................................................    $ 33,384         $ 36,146
                                                                ========         ========

PER SHARE DATA
Basic earnings..............................................    $    .38         $    .42
Diluted earnings............................................         .38              .41
Cash dividends..............................................        .205             .200
Weighted average number of shares outstanding,
   including dilutive stock options.........................  87,586,910       87,346,842
Return on average assets....................................        1.47%            1.75%